                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                   FORM 8-K


                                Current Report
                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

                               November 19, 1996
             -----------------------------------------------------
               (Date of Report--Date of Earliest Event Reported)

                             Thousand Trails, Inc.
            -------------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)



         Delaware                    333-13339                 75-2138671
-----------------------------     --------------         -----------------------
(State or Other Jurisdiction        (Commission               (IRS Employer
      of Incorporation)             File Number)             Identification No.)




               2711 LBJ Freeway, Suite 200, Dallas, Texas  75234
            ------------------------------------------------------
                   (Address of Principal Executive Offices)



                                (972) 243-2228
            -----------------------------------------------------
             (Registrant's Telephone Number, Including Area Code)


                           New Thousand Trails, Inc.
        ---------------------------------------------------------------
         (Former Name or Former Address, if Changed Since Last Report)


                           Exhibit Index on Page 5.

         Item 5.  Other Events

     On November 19, 1996, the stockholders of USTrails Inc., a Nevada corporation ("USTrails"), approved the merger (the "Merger") of USTrails into its newly formed, wholly-owned subsidiary Thousand Trails, Inc., a Delaware corporation ("Thousand Trails"), formerly known as New Thousand Trails, Inc. ("New Trails"), pursuant to the Agreement and Plan of Merger dated as of October 1, 1996, by and between USTrails and New Trails (the "Merger Agreement"). The Merger was consummated on November 20, 1996. Pursuant to the terms of the Merger Agreement, Thousand Trails is the surviving corporation. Each share of USTrails common stock, par value $.01 per share (the "USTrails Common Stock"), outstanding prior to the Merger was converted into the right to receive one share of Thousand Trails common stock, par value $.01 per share (the "Thousand Trails Common Stock"), and each outstanding stock option, warrant or other right to purchase or receive USTrails Common Stock was converted into a similar stock option, warrant or other right to acquire Thousand Trails Common Stock. The principal purposes of the Merger are to implement the transfer restrictions described below and to change USTrails' state of incorporation to Delaware.

     Transfer of the Thousand Trails Common Stock is subject to restrictions designed to avoid an "ownership change" within the meaning of section 382 of the Internal Revenue Code of 1986, as amended (the "Code"). Such restrictions are set forth in Article IX of Thousand Trails' Restated Certificate of Incorporation, a copy of which was included in the Proxy Statement/Prospectus of USTrails dated October 7, 1996. Article IX generally restricts, until June 30, 2011 (or earlier in certain events), direct or indirect transfer of the Thousand Trails Common Stock that would without the approval of the board of directors of Thousand Trails (i) increase to more than 4.75% the percentage ownership of Thousand Trails Common Stock of any person who at any time during the preceding three-year period did not own more than 4.75% of Thousand Trails Common Stock,
(ii) increase the percentage of Thousand Trails Common Stock owned by any person that during the preceding three-year period owned more than 4.75% of the Thousand Trails Common Stock, or by any group of persons treated as a "5 Percent Shareholder" (as defined in the Code but substituting "4.75%" for "5 Percent"), or (iii) cause an "ownership change" of Thousand Trails. Article IX provides that any direct or indirect transfer of the Thousand Trails Common Stock in violation of Article IX is void ab initio as to the purported transferee, and the purported transferee will not be recognized as the owner of shares owned in violation of Article IX for any purpose, including for purposes of voting and receiving dividends or other distributions in respect of the Thousand Trails Common Stock. Any shares purportedly acquired in violation of Article IX will be transferred to a trustee who will be required to sell them.

     The Merger will not result in any other change in the business, management, assets, liabilities or net worth of USTrails. Thousand Trails will continue to maintain its principal executive offices in Dallas, Texas. The capitalization, consolidated financial condition and results of operations of Thousand Trails is the same as those of USTrails immediately prior to the consummation of the Merger.

         The Thousand Trails Common Stock is quoted in the NASD Bulletin Board pink sheets under the ticker symbol "TRLS."

Item 7.  Exhibits

        Exhibit No.  Description

         2.1 Agreement and Plan of Merger, dated as of October 1, 1996, by and between USTrails and New Trails (incorporated by reference to the proxy statement/prospectus filed with the SEC on October 3, 1996 as part of the Registration Statement on Form S-4, Registration Statement No. 333-13339).

         99.1        Press release issued by US Trails on November 21, 1996


                     [SIGNATURE ON THE NEXT PAGE]
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                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  November 27, 1996

                                        THOUSAND TRAILS, INC.


                                        By: /s/ Walter B. Jaccard
                                           ------------------------
                                           Walter B. Jaccard
                                           Vice President

                                 EXHIBIT INDEX


Exhibit No.       Description                                          Page No.

   2.1            Agreement and Plan of Merger, dated as of              N.A.
                  October 1, 1996, by and between USTrails and New
                  Trails (incorporated by reference to the proxy statement/prospectus filed with the SEC on October 3, 1996 as part of the Registration
                  Statement on Form S-4, Registration Statement
                  No. 333-13339).

   99.1           Press release issued by USTrails on November 21, 1996    6